                           ALBANY INTERNATIONAL CORP.
                                   EXHIBIT 11
    SCHEDULE OF COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME PER SHARE

                      (in thousands, except per share data)

PRIMARY EARNINGS PER SHARE:

   For the three months                                                               For the nine months
    ended September 30,                                                               ended September 30,
  1995 (1)      1994 (1)                                                          1995 (1)           1994 (1)
------------  ------------                                                      ------------       ------------
 30,376,167    29,997,817          Common stock outstanding at end of period     30,376,167         29,997,817

                                   Adjustments to ending shares to arrive at
                                        weighted average for the period:
    (19,090)      (25,587)               Shares contributed to E.S.O.P. (2)          (58,254)          (61,323)
    (60,750)      -                      Shares issued under option (2)             (176,028)           (2,198)
    -             -                      Treasury shares purchased (2)                11,758        -
------------  ------------                                                      -------------       -------------
 30,296,327    29,972,230              Weighted average number of shares          30,153,643         29,934,296
------------  ------------                                                      -------------       -------------
------------  ------------                                                      -------------       -------------

    $11,612        $5,984              Net income                                    $30,932            $15,569
------------  ------------                                                      -------------       -------------
------------  ------------                                                      -------------       -------------


      $0.39         $0.20              Net income per share (3)                        $1.03              $0.52
------------  ------------                                                      -------------       -------------
------------  ------------                                                      -------------       -------------

      (1) Includes Class A and Class B Common Stock

      (2) Calculated as follows:
             number of shares multiplied by the reciprocal of the number of days outstanding (or the reciprocal of the number of days held in treasury for treasury stock purchases) divided by the number of days in the period

           SHARES CONTRIBUTED TO E.S.O.P.:
               For the nine months:

                    January 31, 1994          10,831 * (30/273)         1,190
                    February 28, 1994         11,120 * (58/273)         2,362
                    March 31 1994             11,090 * (89/273)         3,615
                    April 12, 1994             56 * (101/273)              21
                    April 30, 1994           11,683 * (119/273)         5,093
                    May 31, 1994             11,882 * (150/273)         6,529
                    June 30, 1994            12,440 * (180/273)         8,202
                    July 31, 1994            12,977 * (211/273)        10,030
                    August 31, 1994          12,679 * (242/273)        11,239
                    September 30, 1994       13,090 * (272/273)        13,042
                                                                  ___________
                                                                       61,323
                                                                  ___________
                                                                  ___________



                    January 31, 1995          12,346 * (30/273)         1,357
                    February 23, 1995          656 * (53/273)             127
                    February 28, 1995         13,324 * (58/273)         2,831
                    February 28, 1995         37,040 * (58/273)         7,869
                    March 31, 1995            12,697 * (89/273)         4,139
                    April 30, 1995            9,968 * (119/273)         4,345
                    May 31, 1995             10,301 * (150/273)         5,660
                    June 30, 1995            10,217 * (180/273)         6,736
                    July 18, 1995              32 * (198/273)              23
                    July 31, 1995             8,382 * (211/273)         6,479
                    August 31, 1995          10,146 * (242/273)         8,994
                    September 30, 1995        9,729 * (272/273)         9,694
                                                                  ___________
                                                                       58,254
                                                                  ___________
                                                                  ___________

                           ALBANY INTERNATIONAL CORP.
                                   EXHIBIT 11
    SCHEDULE OF COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME PER SHARE

                      (in thousands, except per share data)

For the three months:
    July 31, 1994            12,977 * (30/92)               4,232
    August 31, 1994          12,679 * (61/92)               8,407
    September 30, 1994       13,090 * (91/92)              12,948
                                                      ------------
                                                           25,587
                                                      ------------
                                                      ------------

    July 18, 1995                32 * (17/92)                   6
    July 31, 1995             8,382 * (30/92)               2,733
    August 31, 1995          10,146 * (61/92)               6,727
    September 30, 1995        9,729 * (91/92)               9,624
                                                      ------------
                                                           19,090
                                                      ------------
                                                      ------------

SHARES ISSUED UNDER OPTION:
  For the nine months:
    March 22, 1994            7,500 * (80/273)              2,198
                                                      ------------
                                                      ------------

    April 12, 1995           25,000 * (101/273)             9,249
    April 27, 1995            5,000 * (116/273)             2,125
    May 1, 1995              20,000 * (120/273)             8,791
    June 2, 1995              7,500 * (152/273)             4,176
    June 6, 1995             14,000 * (156/273)             8,000
    June 14, 1995               600 * (164/273)               360
    July 10, 1995             1,200 * (190/273)               835
    July 12, 1995            15,000 * (192/273)            10,550
    July 13, 1995            10,000 * (193/273)             7,070
    July 19, 1995            15,000 * (199/273)            10,934
    July 20, 1995            10,000 * (200/273)             7,326
    July 26, 1995             7,500 * (206/273)             5,659
    July 27, 1995             5,000 * (207/273)             3,791
    July 28, 1995            28,800 * (208/273)            21,943
    July 31, 1995            55,000 * (211/273)            42,509
    August 4, 1995            3,000 * (215/273)             2,363
    August 7, 1995           10,000 * (218/273)             7,985
    August 10, 1995           3,700 * (221/273)             2,995
    August 23, 1995           6,200 * (234/273)             5,314
    September 1, 1995         1,200 * (243/273)             1,068
    September 12, 1995        1,200 * (254/273)             1,117
    September 15, 1995       10,000 * (257/273)             9,414
    September 26, 1995        2,500 * (268/273)             2,454
                                                      ------------
                                                          176,028
                                                      ------------
                                                      ------------

For the three months:
    July 10, 1995             1,200 * (9/92)                  117
    July 12, 1995            15,000 * (11/92)               1,793
    July 13, 1995            10,000 * (12/92)               1,304
    July 19, 1995            15,000 * (18/92)               2,935
    July 20, 1995            10,000 * (19/92)               2,065
    July 26, 1995             7,500 * (25/92)               2,038
    July 27, 1995             5,000 * (26/92)               1,413
    July 28, 1995            28,800 * (27/92)               8,452
    July 31, 1995            55,000 * (30/92)              17,935


                           ALBANY INTERNATIONAL CORP.
                                   EXHIBIT 11
    SCHEDULE OF COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME PER SHARE

                      (in thousands, except per share data)
    August 4, 1995            3,000 * (34/92)               1,109
    August 7, 1995           10,000 * (37/92)               4,022
    August 10, 1995           3,700 * (40/92)               1,609
    August 23, 1995           6,200 * (53/92)               3,572
    September 1, 1995         1,200 * (62/92)                 809
    September 12, 1995        1,200 * (73/92)                 952
    September 15, 1995       10,000 * (76/92)               8,261
    September 26, 1995        2,500 * (87/92)               2,364
                                                      ------------
                                                           60,750
                                                      ------------
                                                      ------------

TREASURY SHARES PURCHASED:
  For the nine months:
    February 16, 1995        15,000 * (46/273)              2,527
    March 14, 1995           35,000 * (72/273)              9,231
                                                      ------------
                                                           11,758
                                                      ------------
                                                      ------------

   (3) Dilutive common stock equivalents are not material and therefore are not included in the calculation of primary earnings per common share.


FULLY DILUTED EARNINGS PER SHARE:

   For the three months                                                                 For the nine months
    ended September 30,                                                                 ended September 30,
    1995        1994                                                                    1995            1994
 ----------   ----------                                                          -------------    -------------
 30,296,327   29,972,230   Weighted average number of shares                        30,153,643      29,934,296


    654,604      165,899   Incremental shares of unexercised options (4)               575,035         238,607

  5,712,450    5,712,450   Convertible shares of subordinated debentures (5)         5,712,450           -
-----------   ----------                                                           -----------      ----------
 36,663,381   35,850,579   Adjusted weighted average number of shares               36,441,128      30,172,903
-----------   ----------                                                           -----------      ----------
-----------   ----------                                                           -----------      ----------
    $13,037       $7,106   Net income (including after-tax income adjustment) (5)      $35,207         $15,569
-----------   ----------                                                           -----------      ----------
-----------   ----------                                                           -----------      ----------
      $0.36        $0.20   Fully diluted net income per share                            $0.97           $0.52
-----------   ----------                                                           -----------      ----------
-----------   ----------                                                           -----------      ----------


   (4) Incremental shares of exercisable options are calculated based on the higher of the average price of the Company's stock or the ending price for the respective period. The calculation includes all options whose exercise price is below the higher of the average or ending stock price.


   (5) The subordinated debentures are convertible into 5,712,450 shares of the Company's Class A Common Stock. There were no conversions as of
       September 30, 1995. Upon any conversion, the Company would realize an after-tax income adjustment based on the effective interest expense on the bonds less the corresponding income tax deduction. The full amount of the shares and the income adjustment will be included in the calculation only when they cause dilution to net income per share.